The attached Registration Statement filed by Credit Suisse First Boston Mortgage Securities Corp. on May 23, 2000, replaces the Registration Statement filed earlier on this date, which inadvertently suppressed the Form S-3 cover.

As filed with the Securities and Exchange Commission on May 23, 2000

                                                     Registration No. 333-______
     ======================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               ------------------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
             (Exact name of registrant as specified in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   13-3320910
                     (I.R.S. employer identification number)
              Credit Suisse First Boston Mortgage Securities Corp.
                                11 Madison Avenue
                            New York, New York 10010
                                 (212) 325-2000
   (Address, including zip code, and telephone number, including area code, of registrant's principle executive offices)

                                 Thomas Zingalli
              Credit Suisse First Boston Mortgage Securities Corp.
                                11 Madison Avenue
                            New York, New York 10010
                                 (212) 325-2000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            Katharine I. Crost, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                            New York, New York 10103
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |-|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================================================================

  Title of Securities to be        Amount to be        Proposed Maximum       Proposed Maximum        Amount of
        Registered(1)               Registered        Aggregate Price Per    Aggregate Offering    Registration Fee
------------------------------- -------------------- ---------------------- ---------------------- -----------------

     Conduit Mortgage and
Manufactured Housing Contract       $1,000,000               100%               $1,000,000(2)            $264
  Pass-Through Certificates

================================================================================

(1)  This   Registration   Statement  also  relates  to  certain  market  making
     transactions that may be made by Credit Suisse First Boston Corporation, an affiliate of the Registrant.

(2)  Estimated solely for the purpose of calculating the registration fee.

                               -------------------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                Explanatory Note

     This Registration Statement includes (i) the basic prospectus relating to Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates, and (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Asset-Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans.